Exhibit 10.1

ECOLAB INC.

2001 NON-EMPLOYEE DIRECTOR STOCK OPTION AND

DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective as of August 1, 2013)

DECLARATION OF AMENDMENT

Pursuant to the amending power reserved to the Board of Directors of Ecolab Inc. (the “Company”) by section 14.1 of the Ecolab Inc. 2001 Non-Employee Director Stock Option and Deferred Compensation Plan (As Amended and Restated Effective as of August 1, 2013) (the “Plan”), the Company hereby amends the Plan effective as of May 5, 2016 by adding to it the following Section 18.9:

“18.9Limit on Annual Awards.  The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Share Unit Compensation and Periodic Options credited or granted during any calendar year to any Qualified Director shall not exceed $800,000.”

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers and its corporate seal to be affixed.

Dated: May 5, 2016	ECOLAB INC.

(Seal)

/s/ Douglas M. Baker, Jr.
Douglas M. Baker, Jr.
Chairman of the Board and
Chief Executive Officer

Attest:

/s/ James J. Seifert
James J. Seifert
Executive Vice President, General Counsel
and Secretary